EXHIBIT 21

FRANKLIN RESOURCES, INC.

LIST OF SUBSIDIARIES

(as of October 9, 2007)

Name	State or Nation of Incorporation or Organization
Asia Infrastructure Mezzanine Capital Management Co., Ltd.	Cayman Islands
C&EE General Partner Ltd.	Delaware
C&EE Private Equity Partners, L.P.	Delaware
Darby-BBVA Latin American Investors, Ltd.	Cayman Islands
Darby-Hana Infrastructure Fund Management Co., Ltd.	Korea
Darby-ProBanco Holdings, L.P.	Delaware
Darby-ProBanco Investors, LLC	Delaware
Darby Asia Investors (HK), Ltd.	Hong Kong
Darby Asia Investors, Ltd.	British Virgin Islands
Darby Asia Mezzanine Fund II Management Co., Ltd.	Cayman Islands
Darby Brazil Mezzanine Management LLC	Delaware
Darby CEE Founder Partner II, LLC	Delaware
Darby Converging Europe Founder Partner, L.P.	Delaware
Darby Emerging High Yield Investments Ltd.	Cayman Islands
Darby Emerging High Yield Investments, LLC	Delaware
Darby Emerging Markets Income Investments, LLC	Delaware
Darby Emerging Markets Income Investments, Ltd.	Cayman Islands
Darby Emerging Markets Investments, Ltd.	Delaware
Darby Europe Mezzanine Management	Cayman Islands
Darby Global SICAV Managers, LLC	Delaware
Darby Holdings, Inc.	Delaware
Darby Latin American Mezzanine Investments	Cayman Islands
Darby Overseas Investments, Ltd.	Delaware
Darby Overseas Partners, L.P.	Delaware
Darby Stratus Administracao de Investímentos Ltda.	Brazil
DBVA de Mexico, S. de R. L. de C. V.	Mexico
DBVA Mexico Holdings I, LLC	Delaware
DBVA Mexico Holdings II, LLC	Delaware
FCC Receivables Corp.	Delaware
Fiduciary International Holding, Inc.	New York
Fiduciary International Ireland Limited	Ireland
Fiduciary International, Inc.	New York
Fiduciary Investment Corporation	New York
Fiduciary Investment Management International, Inc.	Delaware
Fiduciary Trust (International) S.A.	Switzerland
Fiduciary Trust Company International	New York
Fiduciary Trust Company of Canada	Canada
Fiduciary Trust International Limited	England
Fiduciary Trust International of California	California
Fiduciary Trust International of Delaware	Delaware
Fiduciary Trust International of the South	Florida
Franklin Advisers, Inc.	California

Name	State or Nation of Incorporation or Organization
Franklin Advisory Services, LLC	Delaware
Franklin Agency, Inc.	California
Franklin Capital Corporation	Utah
Franklin Investment Advisory Services, LLC	Delaware
Franklin Mutual Advisers, LLC	Delaware
Franklin Receivables LLC	Delaware
Franklin SPE, LLC	Delaware
Franklin Templeton Alternative Strategies, Inc.	Delaware
Franklin Templeton AMC Limited	India
Franklin Templeton Asset Management (India) Private Limited	India
Franklin Templeton Asset Management S.A.	France
Franklin Templeton Austria GmbH	Austria
Franklin Templeton Bank & Trust, F.S.B.	Utah
Franklin Templeton Companies, LLC	Delaware
Franklin Templeton Financial Services Corp.	New York
Franklin Templeton France S.A.	France
Franklin Templeton Global Investors Limited	United Kingdom
Franklin Templeton Holding Limited	Mauritius
Franklin Templeton Institutional, LLC	Delaware
Franklin Templeton Institutional GP, LLC	Delaware
Franklin Templeton Institutional Suisse SA	Switzerland
Franklin Templeton International Services (India) Private Limited	India
Franklin Templeton International Services S.A.	Luxembourg
Franklin Templeton Investímentos (Brasil) Ltda.	Brazil
Franklin Templeton Investment Management GmbH	Germany
Franklin Templeton Investment Services Mexico S de R.L.	Mexico
Franklin Templeton Investment Management Limited	United Kingdom
Franklin Templeton Investment Services GmbH	Germany
Franklin Templeton Investment Trust Management Co., Ltd.	Korea
Franklin Templeton Investments (Asia) Limited	Hong Kong
Franklin Templeton Investments Australia Limited	Australia
Franklin Templeton Investments Corp.	Canada
Franklin Templeton Investments Japan Limited	Japan
Franklin Templeton Investor Services, LLC	Delaware
Franklin Templeton Italia Società di Gestione del Risparmio per Azioni	Italy
Franklin Templeton Luxembourg Holding S.A.	Luxembourg
Franklin Templeton Management Luxembourg S.A.	Luxembourg
Franklin Templeton Portfolio Advisors, Inc.	California
Franklin Templeton Real Estate Advisors GP, LLC	Delaware
Franklin Templeton Services Limited	Ireland
Franklin Templeton Services, LLC	Delaware
Franklin Templeton Strategic Investments Ltd	Cayman Islands
Franklin Templeton Switzerland Ltd	Switzerland
Franklin Templeton Trustee Services Private Limited	India
Franklin/Templeton Distributors, Inc.	New York
Franklin/Templeton Travel, Inc.	California
FS Capital Group	California
FS Properties, Inc.	California

Name	State or Nation of Incorporation or Organization
FTC Investor Services Inc.	Canada
FTCI (Cayman) Ltd.	Cayman Islands
Happy Dragon Holdings Limited	British Virgin Islands
ITI Capital Markets Limited	India
LSIMC, LLC	Delaware
MassMutual/Darby CBO IM, Inc.	Delaware
Pioneer ITI Mutual Fund Private Limited	India
Riva Financial Systems Limited	Isle of Man
Templeton Asset Management (Labuan) Limited	Malaysia
Templeton Asset Management Ltd.	Singapore
Templeton China Research Limited	Hong Kong
Templeton do Brasil Ltda.	Brazil
Templeton Franklin Global Distributors, Ltd.	Bermuda
Templeton Global Advisors Limited	The Bahamas
Templeton Global Holdings Ltd.	The Bahamas
Templeton Heritage Limited	Canada
Templeton International, Inc.	Delaware
Templeton Investment Counsel, LLC	Delaware
Templeton Research Poland SP.z.o.o.	Poland
Templeton Restructured Investments, LLC	Delaware
Templeton Restructured Investments, Ltd.	Cayman Islands
Templeton Worldwide, Inc.	Delaware
Templeton/Franklin Investment Services, Inc.	Delaware

*	All subsidiaries currently do business principally under their respective corporate names except as follows: Franklin Templeton Portfolio Advisors, Inc. operates through its Franklin Portfolio Advisors and Templeton Portfolio Advisors divisions; and some Templeton subsidiaries also occasionally use the name Templeton Worldwide.